UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 22, 2009

BASSETT FURNITURE INDUSTRIES, INCORPORATED

(Exact name of registrant as specified in its charter)

VIRGINIA	0-209	54-0135270
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3525 FAIRYSTONE PARK HIGHWAY BASSETT, VIRGINIA	24055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 276/629-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 22, 2009, Bassett Furniture Industries, Inc. (the “Company”) received a letter from the NASDAQ Stock Market (“Nasdaq”) dated July 14, 2009 notifying the Company that it was no longer in compliance with the rules for continued listing according to Listing Rule 5250(c)(1) as a result of its failure to timely file its Quarterly Report on Form 10-Q for the period ended May 30, 2009 (the “Form 10-Q”), with the United States Securities and Exchange Commission (the “SEC”) within the required period. The Company has until September 14, 2009 to submit a plan to regain compliance with Nasdaq’s continuing listing standards. As previously announced, the Company anticipates that the outstanding issues raised in a series of comment letters received from the SEC as part of its triennial review of the Company’s Annual Report on Form 10-K for the year ended November 29, 2008, will be resolved soon, and the Company expects to file its Form 10-Q within the next few weeks. The notification has no current effect on the listing of the common stock of the Company.

A copy of the press release announcing the Company’s receipt of the letter from Nasdaq is attached hereto as Exhibit 99 and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits .

(d)	Exhibits.

See Exhibit Index.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BASSETT FURNITURE INDUSTRIES, INCORPORATED

Date: July 22, 2009	By:	/s/ J. Michael Daniel
J. Michael Daniel
	Title:	Corporate Controller and Interim Chief Financial Officer

EXHIBIT INDEX

Description

Exhibit No. 99    News release issued by Bassett Furniture Industries on July 22, 2009.